UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2011 (November 17, 2010)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-358-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (the “Amendment Filing”) is an amendment to the Current Report on Form 8-K that NeurogesX, Inc. (the “Company”), a Delaware corporation, filed on November 22, 2010. This Amendment Filing is being filed to report that on February 3, 2011, the board of directors of the Company appointed Steve Nelson, an existing non-employee director, to its compensation committee and nominating and corporate governance committee. In addition, the Amendment Filing is being filed to update the status of the Amended 2006 Acquisition Bonus Plan.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Class III Director

On November 17, 2010, the board of directors of NeurogesX, Inc. (the “Company”) appointed Mr. Steve Nelson to the board of directors as a Class III director with such appointment effective as of November 17, 2010.

In connection with his appointment, Mr. Nelson was granted an option to purchase 20,000 shares of the Company’s common stock at an exercise price of $6.00 per share (the closing price of the Company’s common stock on the NASDAQ Global Market on the date of appointment) and became eligible to receive cash compensation (including quarterly retainers and per meeting fees) and annual option grants, each in connection with the Company’s director compensation policies. The vesting and other terms of the option grant were determined in accordance with the outside director automatic grant policies set forth in the Company’s 2007 Stock Plan, as amended. The Company’s policies regarding cash and equity compensation for outside directors are further described in the Company’s Definitive Proxy on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on April 20, 2010, as amended on May 3, 2010 (the “Proxy”), which were modified as described in the Current Report on Form 8-K filed with the SEC on June 7, 2010. Mr. Nelson is also expected to enter into the Company’s standard form of director and officer Indemnification Agreement.

On February 3, 2011, the board of directors of the Company appointed Steve Nelson, an existing non-employee director, to its compensation committee and nominating and corporate governance committee.

Modification of Amended 2006 Acquisition Bonus Plan

On November 17, 2010, the board of directors approved a modification to the Amended 2006 Acquisition Bonus Plan (the “Plan”) to remove the directors that were named in such plan as participants in the event of a change of control of the Company. Under the Plan as constituted prior to the modification, directors Jean-Jacques Bienaime and Neil Kurtz were entitled to receive $50,000 and $25,000, respectively, in the event of a change of control of the Company. As modified, the Plan no longer provides for such payments in the event of a change of control. The terms of the Plan are further described in the Company’s Proxy.

On February 3, 2011, the board of directors terminated the Plan effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: February 9, 2011

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